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Exhibit 10.3

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is entered into between MicroIslet, Inc., a Nevada corporation (the "Company"), and James R. Gavin III, M.D., Ph.D. ("Executive").

                                   Background

         The Company and Executive entered into an Employment Agreement on January 20, 2006, which agreement was amended by that certain Amendment to Employment Agreement dated January 17, 2007 (as amended, the "Agreement"). The Company and Executive desire to further amend the Agreement, as set forth in this Amendment, to revise the base salary paid to Executive by the Company.

                                    Agreement

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, the parties agree as follows:

         1. Amendment of Section 2.1. Section 2.1 of the Agreement is hereby amended, effective May 16, 2007, to read in its entirety as follows:

         "2.1 Base Salary and Adjustments. Your base salary will be at a rate of $400,000 per year (the "Base Salary"), less payroll deductions and required withholdings, paid according to the Company's regular payroll schedule and procedures."

         2. Amendment of Section 5.6. The following is hereby appended to the end of Section 5.6 of the Agreement:

         "Notwithstanding the foregoing, in no event shall the Severance Payment under this Section 5.6 exceed two times the lesser of (i) your annualized compensation for the taxable year preceding your termination; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, for the year in which the Company terminates your employment."

         3. Miscellaneous. Except as amended by this Amendment, the Agreement will otherwise remain in full force and effect. Any further amendment to the Agreement or this Amendment will require the prior written consent of both the Company and Executive. This Amendment will be governed by and construed under the laws of the State of California, without regard to its conflicts of laws provisions. This Amendment may be executed in two or more original, facsimile or ..PDF counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                            [Signature page follows.]




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         IN WITNESS OF WHICH, the Company and Executive have executed this
Amendment as of the dates set forth below.

DATE: May 10, 2007                           MicroIslet, Inc.

                                             By: /s/ Kevin A. Hainley
                                                 -------------------------------
                                                 Kevin Hainley
                                                 Interim Chief Financial Officer


DATE: May 10, 2007                           James R. Gavin III
                                             ------------------
                                             James R. Gavin III, M.D., Ph.D.